Exhibit 99.1

Petro River Acquires an Additional Interest in United Kingdom Southern North Sea Seaward Production Licenses

New York, NY, February 27, 2019 Petro River Oil Corp. (PTRC) (“Petro River” or the “Company”), an independent oil and gas exploration company that utilizes 3D seismic technology to discover and develop oil and gas reserves in proven oil and gas basins, announced today the acquisition of an additional 5.63% interest in an international, offshore exploration project in the North Sea (the “UK Project”) through Horizon Energy Acquisition, LLC, a newly-formed company of which the Company owns a 14.5455% membership interest and has a right to appoint one member to the three-member board of managers. The Company already holds an indirect 5.63% interest in the same assets through its investment in Horizon Energy Partners, LLC (“Horizon Energy”).

The U.K. Project includes three (3) Seaward Production Licenses (P2300, P2329, and P2427, collectively, the “Licenses”), encompassing approximately 455,000 net acres with the potential of being awarded a fourth license adjacent to the Licenses comprising approximately 150,000 net acres. Horizon Energy is a sponsor of a new 3D seismic survey to be commenced in the second quarter of 2019 that will image a portion of the Licenses.

Based on current mapping conducted with modern 2D seismic data, Horizon Energy believes there is the opportunity to discover significant oil and gas resources in the area, both within and outside of the current 3D survey area. Typically, a 3D survey should reduce the exploration risk.

“We look forward to our participation in the U.K. Project with Horizon Energy. North Sea oil and gas exploration activity nearby the Licenses has recently experienced a resurgence. Notably, earlier this month Shell Holdings (U.K.) Limited, a subsidiary of Royal Dutch Shell plc, announced a farm-out transaction with an independent company exploring the same general trend as Horizon Energy. Other companies are contemplating drilling a well or wells in the area later in 2019. With our large land position and access to a new 3D survey with advanced processing, we believe that the Company will be exposed to substantial potential hydrocarbon resources,” said Stephen Brunner, President of Petro River Oil Corp.

About Petro River Oil Corp (PTRC)

Petro River Oil Corp. (PTRC) is an independent oil and gas exploration company that utilizes 3D seismic technology to discover and develop oil and gas reserves in proven oil and gas basins. Its core acreage is located in Osage County, Oklahoma. Petro River’s strategy is to apply modern technology, such as 3D seismic analysis, to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders. Petro River owns a 14.52% equity interest in Horizon Energy Partners, LLC and its President, Stephen Brunner, is also a member of the Board of Managers of Horizon Energy Partners, LLC. For more information, please visit our website at http://www.petroriveroil.com

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward-looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com
Media Contact: Investor Relations
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